UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 16, 2007

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02         Termination of a Material Definitive Agreement

The disclosures contained in Item 5.02(b) below are incorporated herein by reference.

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     Effective February 16, 2007, Westaff, Inc. (the “Company”) eliminated the position of Controller and terminated the employment contract of Richard M. Sugerman, Vice President and Controller of the Company.  John P. Sanders, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, will fulfill some of the former duties of the Controller.  The remainder of those duties will be completed by staff members within the Company’s accounting department.

Mr. Sugerman was employed by the Company pursuant to an Employment Contract, effective as of February 22, 2005 (the “Employment Contract”).  Under the Employment Contract, Mr. Sugerman was originally paid an annual salary of $150,000 and either party can terminate the Employment Contract by giving the other party at least two weeks’ advance notice of termination.  If the Company terminates the Employment Contract without providing this advance notice, the Company is obligated to pay the equivalent of two-weeks’ pay in lieu of the notice.  On February 16, 2007, Mr. Sugerman had an annual salary of $154,500. The parties are currently negotiating the terms of Mr. Sugerman’s departure.

Mr. Sugerman is a Named Executive Officer in the Company’s Proxy Statement for the Company’s 2007 Annual Meeting.  Mr. Sugerman’s Employment Contract is attached hereto as exhibit 10.1.

Item 9.01        Financial Statements and Exhibits

(d)                   Exhibits

Exhibit No.	Description of Document

10.1	Employment Contract, dated as of February 22, 2005, by and between Mr. Richard M. Sugerman and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ John P. Sanders
John P. Sanders
Senior Vice President, Chief
Financial Officer and Treasurer
Date: February 22, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Employment Contract, dated as of February 22, 2005, by and between Mr. Richard M. Sugerman and the Registrant.